EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Advaxis, Inc. of our report dated January 31, 2011, except for the last paragraph of Note 13 for which the date is February 16, 2011, on the balance sheets of Advaxis, Inc. (a development stage company) as of October 31, 2010 and 2009, and the related statements of operations, stockholders’ equity (deficiency), and cash flows for the years then ended and for the cumulative period March 1, 2002 (inception) to October 31, 2010.  Our report dated January 31, 2011, except for the last paragraph of Note 13 for which the date is February 16, 2011, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ MCGLADREY & PULLEN, LLP

McGladrey & Pullen, LLP
New York, New York
November 23, 2011